UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): July 13, 2005

Commission File Number	Exact name of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
1-15929 1-3382 1-8349	Progress Energy, Inc.
       410 S. Wilmington Street
  Raleigh, North Carolina 27601-1748
       Telephone: (919) 546-6111
State of Incorporation: North Carolina

    Carolina Power & Light Company
 d/b/a Progress Energy Carolinas, Inc.
       410 S. Wilmington Street
  Raleigh, North Carolina 27601-1748
       Telephone: (919) 546-6111
State of Incorporation: North Carolina

     Florida Progress Corporation
          100 Central Avenue
  St. Petersburg, Florida 33701-3324
       Telephone: (727) 820-5151
	State of Incorporation: Florida	56-2155481 56-0165465 59-2147112

None

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is filed separately by three registrants: Progress Energy, Inc., Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc., and Florida Progress Corporation. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf, and is not, and shall not, be deemed to be filed or disclosed by any other registrant.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 13, 2005, the Board of Directors of Progress Energy, Inc. (the “Company”) approved an additional retainer of $5,000 per year for the Presiding Director of the Company’s Board and a $5,000 per year increase in the additional retainer paid to the Chairman of the Audit and Corporate Performance Committee.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Also on July 13, 2005, the Company announced that Theresa M. Stone and W. Steven Jones have been elected to the Board of Directors of the Company. Ms. Stone and Mr. Jones were also elected to the Boards of Directors of the Company’s subsidiaries, Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“PEC”) and Florida Progress Corporation (“FPC”), effective July 13, 2005.

There is no arrangement or understanding between Ms. Stone and any other person(s) pursuant to which she was selected to serve in the above-referenced positions. Ms. Stone was appointed to the following Committees of the Company’s Board of Directors: Audit and Corporate Performance; and Finance. She was appointed to the same Committees of the Boards of Directors of PEC and FPC. During 2004, Ms. Stone had an indirect interest in routine commercial transactions involving the sale of services to the Company and/or its subsidiaries; however, none of those interests were material, and thus are not required to be disclosed. There are no currently proposed transactions involving the Company or any of its subsidiaries in which Ms. Stone has or will have a material interest.

There is no arrangement or understanding between Mr. Jones and any other person(s) pursuant to which he was selected to serve in the above-referenced positions. Mr. Jones was appointed to the following Committees of the Company’s Board: Finance; and Organization and Compensation. He was appointed to the same Committees of the Boards of Directors of PEC and FPC. During 2004, Mr. Jones had an indirect interest in routine commercial transactions involving the sale of services to the Company and/or its subsidiaries; however, none of those interests were material, and thus are not required to be disclosed. There are no currently proposed transactions involving the Company or any of its subsidiaries in which Mr. Jones has or will have a material interest.

This combined report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this document that are not historical facts are forward-looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and neither the Company, PEC nor FPC undertakes any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.,
CAROLINA POWER & LIGHT COMPANY
d/b/a PROGRESS ENERGY CAROLINAS, INC., and
FLORIDA PROGRESS CORPORATION
Registrants

By: /s/ Geoffrey S. Chatas
         Geoffrey S. Chatas
         Executive Vice President and
Chief Financial Officer

Date: July 19, 2005